Exhibit 99.1

FOR IMMEDIATE RELEASE
                                                    Allen & Caron Inc.
Contacts:  Medical Nutrition USA, Inc.              (Information Agent)
           ---------------------------              -------------------
           Myra Gans                                Jill Bertotti
           Executive Vice President/Secretary       800 452 1346
           800 221 0308
           mgans@mnidirect.net

--------------------------------------------------------------------------------
             MEDICAL NUTRITION USA EXTENDS WARRANT ACCELERATION DATE
--------------------------------------------------------------------------------

Englewood, NJ, March 17, 2006: Medical Nutrition USA Inc (MDNU.OB) announced today that it has extended the acceleration date for its Class A and Class B warrants from 5:00 PM EST on March 30, 2006 to 5:00 PM EST on April 14, 2006. All remaining terms and conditions of the warrant acceleration, except for the revised date by which they must be exercised, remain as previously announced on February 13th, 2006.

         The Information Agent for the call of the warrants is Jill Bertotti, Allen & Caron, 18300 Von Karmen, Suite 410, Irvine, CA 92612, (800) 452 1346. The Warrant Agent for the call is American Stock Transfer & Trust Co., New York, NY, (800) 937-5449.

         Medical Nutrition USA, Inc (http://www.mdnu.com) develops and distributes products for the nutritionally at risk who are under medical supervision. Its products are used primarily in long-term care facilities, hospitals, dialysis clinics and bariatric surgery clinics. The company's product lines include Pro-Stat(R), Fiber-Stat(TM), Collagen Plus(TM) and the pbs Nutritional Support System(TM), as well as private label products.

                                       5